UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): March 21, 2006


                              AEROFLEX INCORPORATED
               (Exact Name of Registrant as Specified in Charter)



         Delaware                     000-02324                   11-1974412
(State or Other Jurisdiction         (Commission                (IRS Employer
     of Incorporation)               File Number)            Identification No.)



35 South Service Road, Plainview, New York                         11803
(Address of Principal Executive Offices)                         (Zip Code)

                                 (516) 694-6700
              (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

_ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
_ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
_ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01.   Entry into a Material Definitive Agreement.

     On March 21, 2006, Aeroflex Incorporated (the "Company") and Aeroflex Test Solutions Limited, a subsidiary of the Company ("Solutions" and, together with the Company, the "Borrowers"), entered into a credit agreement (the "Credit Agreement") with JPMorgan Chase Bank, N.A. ("JPMorgan"), as Administrative
Agent, and the lenders party thereto (the "Lenders") pursuant to which the Lenders agreed to provide the Borrowers with a five-year senior unsecured multicurrency revolving credit facility in the amount of $100,000,000 (with a sublimit of $30,000,000 for extensions of credit to Solutions). Certain letters of credit outstanding on March 21, 2006 in the approximate amount of $11,000,000 were deemed to constitute letters of credit issued under the Credit Agreement. Commitments under the Credit Agreement may be increased by $50,000,000 under certain circumstances upon request of the Company. Borrowings under the Credit Agreement will bear interest at rates based upon LIBOR or the prime rate and, pursuant to a Guarantee Agreement dated March 21, 2006, are guaranteed by several of the Company's domestic subsidiaries and, as to Solutions, additionally by the Company.

     The Credit Agreement contains certain Affirmative Covenants and Negative Covenants, including financial condition covenants. Upon the occurrence of any of the Events of Default specified in the Credit Agreement, amounts due under the Credit Agreement may be declared to be immediately due and payable.

     The Credit Agreement effectively replaces the Existing Credit Facility (defined below) which was amended as described below. The proceeds of borrowings under the Credit Agreement are intended to be used for general corporate purposes.

     Concurrently with the Credit Agreement described above, the Fifth Amended and Restated Loan and Security Agreement dated as of February 14, 2003 between and among the Company and certain of its subsidiaries whose stock was pledged to collateralize loans made to the Company thereunder, as Borrowers, the Bank of America, N. A., as the Fronting Bank and Administrative Agent and JPMorgan as Syndication Agent, (the "Existing Credit Facility"), as amended from time to time subsequently, was amended by an Eighth Amendment Agreement dated effectively March 21, 2006 (the "Eighth Amendment"). Pursuant to the Eighth Amendment, the Affirmative Covenants, Negative Covenants, Events of Default and other provisions of the Credit Agreement, to the extent applicable, were incorporated into, and replaced, those of the Existing Credit Facility under which only mortgage loans in the approximate amount of $2,300,000 that are collaterialized by the Company's facility in Plainview, New York, remained outstanding. Per the Eighth Amendment, default under the mortgages was added as an Event of Default.

     For more information regarding the Credit Agreement or the Eighth Amendment, reference is made to the Credit Agreement, Guarantee Agreement and Eighth Amendment Agreement attached hereto respectively as Exhibits 10.1, 10.2 and 10.3, and incorporated herein by reference.


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Item 2.03.    Creation of a Direct Financial Obligation or an Obligations under an Off-Balance Sheet Arrangement of a Registrant.

     The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.


Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

10.1 Credit Agreement, dated March 21, 2006, between and among Aeroflex Incorporated, Aeroflex Test Solutions Limited, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2 Guarantee Agreement, dated March 21, 2006, between Aeroflex Incorporated and certain of its domestic subsidiaries, and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.3 Eighth Amendment Agreement dated March 21, 2006 between and among Aeroflex Incorporated, and certain of its subsidiaries, Bank of America, N.A. as the Fronting Bank and Administrative Agent and JPMorgan Chase Bank, N.A. as Syndication Agent.


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


                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  AEROFLEX INCORPORATED


                                  By: /s/John Adamovich, Jr.
                                     --------------------------
                                     John Adamovich, Jr.
                                     Senior Vice President and
                                     Chief Financial Officer



Date:   March 23, 2006



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                                  Exhibit Index


10.1 Credit Agreement, dated March 21, 2006, between and among Aeroflex Incorporated, Aeroflex Test Solutions Limited, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2 Guarantee Agreement, dated March 21, 2006, between Aeroflex Incorporated and certain of its domestic subsidiaries, and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.3 Eighth Amendment Agreement dated March 21, 2006 between and among Aeroflex Incorporated, and certain of its subsidiaries, Bank of America, N.A. as the Fronting Bank and Administrative Agent and JPMorgan Chase Bank, N.A. as Syndication Agent.


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